EMPLOYMENT AGREEMENT

This AGREEMENT, made as of _____, 1996, by and between RYAN, BECK
& CO., INC., a corporation organized under the laws of the State of New
Jersey, with its principal office at 80 Main Street, West Orange,
New Jersey
07052 (hereinafter the "Company"), and MATTHEW R.
NAULA whose
address is 42 Glenview  Drive, West Orange, New Jersey
07052 (hereinafter
the "Executive").

W I T N E S S E T H:

WHEREAS, the Executive is currently serving as an Executive
Vice President
of the Company; and

WHEREAS, the Company desires that the Executive continue his employment with the Company, and the Executive desires to continue his employment relationship in such a position;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

Employment and Duties.

(a) The Company shall continue to employ the Executive,
during the term   of
this Agreement and subject to the terms and conditions contained herein, as an
Executive Vice President. The Executive shall perform such duties and services as may from time to time be determined and assigned to the Executive by the
Chief Executive Officer or the Board of Directors of the Company.

(b) If elected or appointed as a corporate officer and/or director of the
Company, the Executive shall also perform such duties and services as are prescribed for such position in the By-Laws of the Company and such additional related duties and services as may from time to time be determined and assigned to him by the Board of Directors.

(c) The Executive shall devote sufficient time, attention, and energies to properly perform his duties and services under this Agreement (allowing for reasonable vacation periods as established by the personnel policies of the
Board of Directors) and shall not during the term of this Agreement be engaged in any other business activity which will impair his ability to properly perform his duties and services hereunder.

(d) The Executive agrees that he will not, without the prior approval of the
Board of Directors, undertake any activity or position of responsibility (i) which conflicts with or competes with the business of Company; or (ii) whether or not it is related to the business of the Company, which will materially inhibit the performance of his duties hereunder.


1. Term.

The Executive's employment under this Agreement shall commence as of
January 1, 1997 and, subject to the provisions herein regarding resignation, termination with or without cause, death, disability, and liquidation (the
"Termination Provisions"), shall continue for an indefinite term.

2. Compensation.

(a) During the term of this Agreement, subject to the Termination Provisions, the Executive shall be entitled to receive, in equal bi-weekly installments, an amount equal to $187,500 per annum as advance payments (a "Draw") against the aggregate commissions payable to the Executive with respect to the sale of securities and other financial products by the Executive, calculated based on sales by the Executive within a twelve (12) month period commencing
December 31 and ending November 30 (the "Commission
Year").  The
aggregate commissions payable during any Commission Year are hereinafter referred to as the "Commissions".

(b) Notwithstanding the actual amount of any such Commissions, $120,000 of such Draw shall be guaranteed to the Executive and the Company shall not be entitled to any reimbursement with respect thereto. To the extent that the
Commissions payable to the Executive with respect to any Commission Year exceed $90,000 (the "Excess Commissions"), any such Excess Commissions up to an amount equal to $67,500 shall be credited against the Draw. To the extent that the credit with respect to such Excess Commissions is less than
$67,500, the difference between $67,500 and the amount of such credit shall be payable to the Company on or before December 31 following the close of a
Commission Year (the "Settlement Date"); provided, however, that the
Company may, but is not obligated to, permit such difference to deducted from any future Draw. To the extent that any such Excess
Commissions exceed the
amount of $67,500, the difference between the amount of such Excess
Commissions and $67,500 shall be payable to the Executive on or before the
Settlement Date.

3. Death of the Executive.

(a) In the event of the Executive's death during the term of this Agreement, the
Company shall pay to the Executive's designated beneficiary, or if no beneficiary has been designated then to the Executive's estate, in addition to the salary earned by the Executive but unpaid as of the date of death, the amount of
$150,000. Said amount shall be paid in a lump sum, within thirty (30) days after the date of death.

(b) The Executive's entitlement to the accrual of profit-sharing under the
Company's profit-sharing plan shall terminate upon his death.
Any unpaid
profit-sharing benefits to which the Executive is entitled at the time of his death shall be paid to the Executive's designated beneficiary or estate no later than one (1) month following the Executive's death.

4. Disability of the Executive.

(a) If the Executive is unable to perform his regular duties and services by reason of illness or incapacity for a period of up to six (6) months, the
Company shall continue to pay his salary at his then current rate during such period of illness or incapacity, less the amount of any disability insurance benefits paid directly to the Executive from any policy or policies the premiums for which have been paid by the Company.

(b) If the Executive's disability continues for more than six (6) months, the
Executive's employment under this Agreement shall terminate, and the
Company shall assign to the Executive at no cost to him all rights which the
Company may then have in any disability income insurance policies on the
Executive, which shall become the property of the disabled
Executive.

(i) If such termination occurs and the Executive is receiving disability income from such insurance policies, then the Company shall pay severance pay to the
Executive in the amount of $150,000, provided he executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), in the form attached hereto with blanks appropriately completed.
Such severance
pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

(ii) If such termination occurs but the Executive shall not be receiving, or shall
not be eligible to receive, disability income from insurance policies provided by
or through the Company, then the Company shall continue to
pay
compensation to the Executive at a per annum rate of $75,000, for an
additional period of six (6) months.   Following the end of such
additional six
(6) month period, the Company shall pay severance pay to the Executive in the amount of $150,000, provided he executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors and employees), in the form attached hereto with blanks appropriately completed. Such severance pay shall be paid in a lump sum, within thirty (30) days after the date of the end of the term of the Agreement.

(c) If within three (3) months after returning to full-time employment from a period of disability of less than six (6) months' duration, the Executive again becomes disabled, the subsequent disability shall be considered as part of the original disability for the purpose of calculating the maximum six (6) month period during which the Executive's employment shall be continued while he is disabled.

(d) The parties agree that the within provisions will serve as general guidance in situations not specifically contemplated hereby and the Company reserves the right to review each occurrence of disability on a case-by-case basis to determine in its discretion the applicability of the policy to situations where, for example, the Executive is partially disabled or has multiple periods of disability.

(e) If the Company and the Executive disagree as to the Executive's status of disability or fitness and there is in force a disability income insurance policy on
Executive (whether paid for by the Executive or the Company), then the
Executive shall be deemed to be disabled for purposes of this Agreement if any such policy pays benefits because of the Executive's disability. If no such insurance is in force and there is a disagreement, the Executive shall be examined by a physician appointed jointly by a physician for the Company and a physician for the Executive, and the decision of such physician jointly chosen shall be binding upon the Company and the Executive. The fees and expenses of the physician so jointly selected shall be paid by the Company. In the event that the physician for the Company and the Executive cannot mutually agree on an examining physician, then such physician shall be chosen by the Essex
County (New Jersey) Medical Society. The fees and expenses of the physician so chosen shall be paid by the Company.

(f) The Executive agrees to submit annually, at the request of the Company, to a general physical examination to be conducted at the Company's expense by a physician acceptable to the Company and the Executive. The Executive further agrees to authorize said physician to release medical information to the Board of Directors if, in the opinion of the physician, the physical examination reveals a condition relevant to the performance by the Executive of his duties under this Agreement.

5. Termination and Severance Pay.

This Agreement may be terminated during its term as follows:

(a) Voluntary Resignation.

(i) The Executive may terminate this Agreement without cause by voluntary resignation upon thirty (30) days' written notice to the Company.

(ii) In that event, the Company shall pay severance pay to the Executive in the amount of $150,000. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination of the Executive's employment.

(iii) In the event of such voluntary resignation, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination of the Executive's employment.
Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive no later than one (1) month thereafter.

(iv) Following such termination of the Executive's employment, the Company shall continue indefinitely to provide to the Executive all medical benefits to which he would be entitled if he were still an employee of the Company, upon the same terms and conditions as such benefits are provided to other employees of the Company and subject to any changes in the terms and conditions of such benefits as the Company may institute from time to time; provided, however, that the provision of such benefits shall cease upon the occurrence of either (A) the liquidation of the Company, or (B) the Executive's employment by another company or other business organization (not including, however, self-employment) which provides medical benefits for which the Executive is eligible.

(b) Involuntary Termination Without Cause.

(i) The Company may terminate this Agreement without cause upon thirty (30) days' written notice to the Executive.

(ii) In that event, the Company shall pay severance pay to the Executive in the amount of $150,000. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

(iii) In the event of such termination, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination. Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive no later than one (1) month thereafter.

(iv) Following such termination of the Executive's employment, the Company shall continue indefinitely to provide the Executive all medical benefits to which he would be entitled if he were still an employee of the Company, upon the same terms and conditions as such benefits are provided to other employees of the Company and subject to any changes in the terms and conditions of such benefits as the Company may institute from time to time; provided, however, that the provision of such benefits shall cease upon the occurrence of either (A) the liquidation of the Company, or (B) the Executive's employment by another company or other business organization (not including, however, self-employment) which provides medical benefits for which the Executive is eligible.

(c) Involuntary termination for cause.

(i) In the event that the Executive engages in willful misconduct or gross negligence in his performance of the services contemplated by this Agreement, or engages in conduct which is otherwise materially detrimental to the
Company's interest, including but not limited to the commission of a felony or perpetration of a common law fraud, the Company may terminate this
Agreement for cause by giving written notice to the Executive stating that it is the Company's intention to terminate the Agreement effective immediately, and the Agreement shall so terminate.

(ii) In that event, the Company shall pay severance pay to the Executive in the amount of $75,000. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

(iii) In the event of such termination, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination. Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive no later than one (1) month thereafter.

(iv) Following such termination of the Executive's employment, the Company shall continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the
Company's then current plans and policies, if any.

(d) Liquidation of the Company.

(i) In the event that the Board of Directors votes to liquidate the Company, the
Executive shall not be guaranteed employment with the Company for more than one (1) month from the date of the vote to liquidate the Company, and his employment and this Agreement shall terminate after said one
(1) month,
unless the Board of Directors decides that the Executive's employment should be continued to assist in the orderly liquidation of the Company, in which case the Executive's employment shall continue subject to termination at any time thereafter by the Board of Directors. In no event shall any such continuation extend for a period of more than four (4) months from the date of the vote to liquidate.

(ii) When the Executive's employment is terminated as a result of the liquidation of the Company, the Company shall pay severance pay to the
Executive in the amount of $150,000. Such severance pay shall be paid in a lump sum on the effective date of termination.

(e) Notice of Resignation. Notwithstanding anything contained herein to the contrary, the right of the Executive to receive any payment or benefit under this
Section 6 shall be conditioned upon the execution by the Executive of (i) a notice of resignation from any position(s) he holds with the Company, including, without limitation, as a member of the Board and (ii) a confidentiality agreement and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), each in the form attached hereto with blanks appropriately completed,

6. Notice.

Any notice to be given by either party under this Agreement shall be in writing, mailed by certified mail with return receipt requested, and addressed to the other party at the address stated herein or such other address as may subsequently have been furnished by such other party in writing. Any such notice shall be deemed to have been given on the date of mailing. Notices to the Company shall be sent to its National
Headquarters/Northeast at:

80 Main Street
West Orange, New Jersey 07052;

and notices to the Executive shall be sent to him at:

42 Glenview Drive
West Orange, New Jersey 07052.

7. Governing Law.

This Agreement has been executed and delivered in the State of New Jersey and shall in all respects be governed by and construed and enforced in accordance with the laws of New Jersey, including all matters of construction, validity, and performance.

8. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the Executive's employment and his compensation therefor, specifically superseding all prior employment agreements between the Executive and the
Company and any modifications thereof prior to the date of this Agreement;
provided, however, that this Agreement shall not limit or in any way affect the rights, duties, or obligations that the Executive may have under any benefit plan of the Company, including, but not limited to, any pension plan, profit-sharing plan, or medical or health plan, except as may specifically be set forth herein.


9. Modifications, etc.

No modification, amendment, or waiver of any of the provisions of this
Agreement shall be effective unless in writing specifically referring to this
Agreement and signed by both parties.

10. Enforcement of Agreement.

The failure of either party at any time to enforce any of the provisions of this
Agreement or to require performance by the other party of any of the provisions hereof shall not operate as or be construed as a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

11. Severability.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects and to the fullest extent permitted by law as if such invalid or unenforceable provision were omitted.

12. Binding Agreement; Assignment.

This Agreement shall be binding upon and shall inure to the benefit of the
Company and any legal successor to the Company shall be deemed to be substituted for the Company under the provisions hereof.

This Agreement shall also be binding upon and shall inure to the benefit of the
Executive, his heirs, executors, legal representatives and assigns.

Other than as set forth above in this Section 13, neither the Company nor
Executive shall have the right to assign its or his obligations or duties hereunder. However, notwithstanding anything to the contrary contained in
Section 6 hereof, in the event that the Company proposes to Executive, in connection with a sale of all or a substantial portion of the assets of the
Company to an entity with tangible net equity equal to or greater than that of the Company as of such date, that the Executive consent to the assignment of the Company's obligations and duties hereunder (and the right to Executive's services hereunder) to such Purchaser, and Executive does not give such consent, then the Company shall have the right in its discretion, effective upon the consummation of the above-referenced sale, to terminate this Agreement. If the Company so terminates, the Executive shall have such rights as provided for in Section 6(d) above.

13. Arbitration.

Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Newark, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the fields of employment law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American
Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators (provided, however, that the successful party shall be entitled to reimbursement of fees and expenses from the losing party in an amount not to exceed $50,000), abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator(s) to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise.
Judgement upon any award granted by such an arbitrator(s) may be enforced in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and date first above written.


ATTEST:						RYAN,
BECK &
CO., INC.


By:/s/Allen S. Greene
ALLEN S. GREENE, President and 	Chief Executive Officer

WITNESS:

MATTHEW R. NAULA

DESIGNATION OF BENEFICIARY

For purposes of the payment of death benefits in accordance with paragraph 4 of the within Amended and Restated Employment Agreement, I hereby designate __________________ as my beneficiary to receive such payments, subject to any conditions imposed by law.


WITNESS:

MATTHEW R. NAULA

DATED: